Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement Nos. 333‑282650 and 333‑290445 on Form S‑8; the Registration Statement Nos. 333‑287720, 333‑290828, 333‑282855, and 333‑291052 on Form S‑3 (including any related prospectuses and prospectus supplements); and Post‑Effective Amendment No. 4 to the Registration Statement No. 333‑276627 on Form S‑3 of flyExclusive, Inc. of our report dated March 5, 2026, relating to the consolidated financial statements of flyExclusive, Inc., appearing in this Annual Report on Form 10‑K of flyExclusive, Inc. for the year ended December 31, 2025.

/s/ Elliott Davis, PLLC

Charlotte, North Carolina

March 5, 2026